UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)
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Papa Murphy's Holdings, Inc.
Amended 2010 Management Incentive Plan
(Full title of the plan)
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Victoria J. Tullett, Esq.
Papa Murphy’s Holdings, Inc.
8000 NE Parkway Drive, Suite 350
Vancouver, WA 98662
(Name and address of agent for service)
(360) 260-7272
(Telephone number, including area code, of agent for service)
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With a copy to:
Danielle Benderly
Perkins Coie LLP
1120 NW Couch Street, Tenth Floor
Portland, OR, 97209
(503) 727-2000 (Telephone)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share, reserved for issuance pursuant to awards issued under the Papa Murphy’s Holdings, Inc. Amended 2010 Management Incentive Plan
Outstanding options	167,373		$5.81 (2)	$972,437.13	$121.07
Remaining shares available for issuance	56,094	(1)	$5.61 (3)	$314,687.34	$39.18
Total	223,467			$1,287,124.47	$160.25

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities as may be issuable under the Papa Murphy's Holdings, Inc. Amended 2010 Management Incentive Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based on the weighted average of the exercise price for certain outstanding stock options granted under the Papa Murphy's Holdings, Inc. Amended 2010 Management Incentive Plan.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low prices of the Common Stock of Papa Murphy's Holdings, Inc. on November 10, 2017, as reported by the Nasdaq Stock Market LLC.

EXPLANATORY NOTE
This registration statement registers shares of common stock, par value $0.01 per share, of Papa Murphy’s Holdings, Inc. (the “Registrant”) that may be issued and sold under the Papa Murphy’s Holdings, Inc. Amended 2010 Management Incentive Plan (the “2010 Plan”).
PART I
SECTION 10(a) PROSPECTUS
The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2010 Plan covered by this Registration Statement as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•
The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2017, filed on March 16, 2017, which contains audited consolidated financial statements for the Registrant's latest fiscal year for which such statements have been filed.

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2017, filed on May 10, 2017.

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2017, filed on August 9, 2017.

•	The Registrant’ Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2017, filed on November 8, 2017.

•	The Registrant’s Current Reports on Form 8-K filed on January 5, 2017, February 15, 2017, February 21, 2017, June 1, 2017, June 7, 2017, June 14, 2017 and September 19, 2017.

•
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on April 30, 2014, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
The Registrant’s Amended and Restated Bylaws (the “Restated Bylaws”) and Fifth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
To the extent permitted by the DGCL, the Restated Certificate eliminates the personal liability of the Registrant’s directors for monetary damages for breach of their fiduciary duties as directors. In addition, the Restated Certificate and the Restated Bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.
The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.
The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Incorporated By Reference
Exhibit			File		Filing
Number	Description Of Exhibits	Form	Number	Exhibit	Date
5.1*	Legal Opinion of Perkins Coie, LLP.
23.1*	Consent of Moss Adams LLP.
23.2*	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1*	Directors' Powers of Attorney (included on signature page).
99.1	Papa Murphy's Holdings, Inc. Amended 2010 Management Incentive Plan.	S-1/A	333-194488	10.1	April 4, 2014
*    Filed herewith
Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on November 13, 2017.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Weldon Spangler
	Name:	Weldon Spangler
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below authorizes Weldon Spangler and Mark Hutchens, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on November 13, 2017.

SIGNATURE	TITLE

/s/ Weldon Spangler	President, Chief Executive Officer and Director
Weldon Spangler	(Principal Executive Officer)

/s/ Mark Hutchens	Chief Financial Officer
Mark Hutchens	(Principal Financial and Accounting Officer)

/s/ Jean M. Birch	Chair of the Board of Directors
Jean M. Birch

/s/ Benjamin Hochberg	Director
Benjamin Hochberg

/s/ Yoo Jin Kim	Director
Yoo Jin Kim

/s/ Katherine L. Scherping	Director
Katherine L. Scherping

/s/ L. David Mounts	Director
L. David Mounts

/s/ John Shafer	Director
John Shafer

/s/ Rob Weisberg	Director
Rob Weisberg

/s/ Jeffrey B. Welch	Director
Jeffrey B. Welch